EXECUTION COPY

LEASE AGREEMENT

BETWEEN

TKC XCIX, LLC,
A NORTH CAROLINA LIMITED LIABILITY COMPANY,
AS LANDLORD,

AND

BIG DOG HOLDINGS, INC.,
DELAWARE CORPORATION
AS TENANT

DATED___________, 2006

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of the ____ day of ___________, 2006 by and between TKC XCIX, LLC, a North Carolina limited liability company (“Landlord”), and BIG DOG HOLDINGS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.   Landlord anticipates becoming the owner of those parcels of property located on Lincoln County Parkway in the Lincoln County Industrial Park, Lincoln County, North Carolina and described on Exhibit A attached hereto (the “Property”) and containing approximately 34 acres.

B.    In consideration of the agreement of Landlord to construct certain improvements on the Property and the other covenants and conditions set forth in this Lease, Tenant has agreed to lease the Property, and all the improvements thereon, from Landlord on the terms and conditions set forth in this Lease.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

I.

SECTION 1.1  BASIC LEASE TERMS. The terms set out and defined in this Section, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

1.1.1   Additional Rental” shall mean all sums payable by Tenant pursuant to this Lease, except Annual Basic Rental.

1.1.2   “Annual Basic Rental” shall, for each of Rental Years one through five, be an amount equal to $751,500.00 (payable in each monthly installments of $62,625.00) and for each of Rental Years six through ten, the Annual Basic Rental shall be an amount equal to $838,472.00 (payable in equal monthly installments of $69,872.66). On the first day of each Option Term and on the five year annual anniversary of the first day of each Option Term, the Annual Basic Rental shall increase by 10% over the amount of Annual Basic Rental for the immediately preceding Rental Year. Annual Basic Rental shall be subject to adjustment as set forth in Section 7.1(c).

1.1.3   “Construction Force Majeure” shall mean any delay due to a cause not within the reasonable control of Landlord, including, without limitation, labor strikes or shortages, acts of God, unusually severe and abnormal weather conditions, abnormal material shortages that could not be foreseen or avoided or governmental action which interferes with construction. With respect to “unusually severe and abnormal weather conditions”, if adverse weather conditions are the basis for a claim for additional time, such claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction. Landlord and Tenant acknowledge and agree that both parties anticipate weather delays of 24 calendar days during the Project's course of construction based on the historical seasonal average of weather delays for the Project area. Landlord has taken this into account in determining the Turnover Date. To the extent adverse weather delays exceed 24 calendar days during the Project's course of construction due to unusual weather delays, Tenant shall give Landlord credit for each day of additional delay, and the Turnover Date shall be adjusted accordingly. Landlord shall only be afforded time credit for additional delays resulting from “unusually several and abnormal weather conditions” if (i) such conditions cause a delay in the Landlord’s Work on the critical path (as opposed to any other Landlord’s Work) in a manner that such Work on the critical path may not be reasonably performed as a direct result of the adverse weather conditions, and (ii) Landlord notifies Tenant in writing within ten (10) days of the alleged weather delay.

1.1.4   “Construction Plans” shall have the meaning set forth in Section 7.1(a).

1.1.5   “Default Rate” shall be an annual rate of the Prime Rate plus two percent (2%).

1.1.6   “Event of Default” shall have the meaning set forth in Section 15.1.

1.1.7   “Force Majeure” shall mean any event the occurrence of which prevents or delays the performance by Landlord or Tenant of any obligation imposed upon it hereunder (other than the payment of money) and the prevention or cessation of which event is beyond the reasonable control of the obligor.

1.1.8   “GAAP” shall mean Generally Accepted Accounting Principles.

1.1.9   “General Contractor” or “Contractor” shall mean Choate Constructors Inc.

1.1.10  “Hazardous Substances” shall have the meaning set forth in Section 19.16.

1.1.11  “Improvements” shall mean the improvements to be constructed pursuant to the Scope of Landlord’s Work, the proposed location of which is shown on the Site Plan.

1.1.12  “Initial Termination Date” shall mean midnight on the date that is ten (10) years following the Rent Commencement Date, subject to extension as set forth in Section 3.3.

1.1.13  “Landlord’s Work” shall have the meaning attributed to it in Section 7.1(a).

1.1.14  “Lease Termination Date” shall mean the earlier to occur of (i) midnight on the Initial Termination Date, or the expiration date of the last Option Term exercised by Tenant pursuant to Section 3.3 hereof and (ii) the date that this Lease is terminated pursuant to the express terms hereof.

1.1.15  “Mortgage” shall have the meaning set forth in Section 16.1.

1.1.16  “Mortgagee” shall have the meaning set forth in Section 16.1.

1.1.17  “Option Term” shall mean any of Option Term One or Option Term Two, as applicable.

1.1.18  “Option Term One” shall mean a period of ten (10) years, commencing on the Initial Termination Date and expiring at midnight on the date preceding the ten (10) year annual anniversary of the Initial Termination Date, all as described in and as contemplated by Section 3.3.

1.1.19  “Option Term Two” shall mean a period of ten (10) years, commencing on the expiration of Option Term One and expiring at midnight on the date preceding the ten (10) year annual anniversary of the commencement date of Option Term One, all as described and as contemplated by Section 3.3.

1.1.20  “Permitted Encumbrances” shall mean the encumbrances to Landlord’s title to the Property as set forth on Exhibit D hereto, together with all utility easements recorded after the date of this Lease which do not materially interfere with Tenant’s use of the Property or impose a material obligation on Tenant.

1.1.21  “Permitted Use” shall mean the use of the Premises for general office uses and for warehouse uses and in no event for any use prohibited by the Permitted Encumbrances or by applicable law, including applicable zoning laws.

1.1.22  “Premises” shall mean the Property and the Improvements.

1.1.23  “Prime Rate” shall mean the rate of interest per annum adopted from time to time by Wachovia Bank (or its successor) as its prime rate.

1.1.24  “Property” shall have the meaning set forth in the Recitals.

1.1.25  “Punchlist” shall mean that list of construction items remaining to be repaired, corrected or completed which are of a minor nature (such as touch-up paint, or repair of door-knobs), so that Tenant could occupy the Premises and conduct its business therefrom without any material interference, within forty-five (45) days after the Turnover Date.

1.1.26  “Rent Commencement Date” shall mean the date thirty (30) days following the Turnover Date. The Rent Commencement Date shall be subject to adjustment in accordance with the provisions set forth in Section 3.1(b).

1.1.27  “Rental” shall mean the Annual Basic Rental plus all Additional Rental hereunder.

1.1.28  “Rental Year” shall mean a period of one (1) year, with the first Rental Year commencing on the Rent Commencement Date and expiring on the day preceding the first anniversary of the Rent Commencement Date and each subsequent Rental Year commencing upon the expiration of the prior Rental Year and continuing until the next subsequent anniversary of the Rent Commencement Date.

1.1.29  “Scheduled Turnover Date” shall have the meaning set forth in Section 3.1(b).

1.1.30  “Scope of Landlord’s Work” shall mean the scope of the Landlord’s Work attached hereto as Exhibit B.

1.1.31  “Site Plan” shall mean the site plan of the Property attached hereto as Exhibit E which shows the proposed location of the Improvements.

1.1.32  “Taxes” shall have the meaning set forth in Section 6.1.

1.1.33  “Tenant Changes” shall mean, collectively, all changes in or modifications to the Scope of Landlord’s Work either requested by Tenant or necessitated because of unanticipated changes in applicable laws, rules and regulations as of the date of this Lease, including, but not limited to, unanticipated changes in zoning laws, building codes and city ordinances as of the date of this Lease. Tenant Changes shall not include changes (i) to the Construction Plans or the Scope of Landlord’s Work in the nature of clarification or (ii) which do not change the Scope of Landlord’s Work and will not cause an increase in the cost or the time necessary to complete the Landlord’s Work.

1.1.34  “Tenant Delays” means (i) any delay in the performance of the Landlord’s Work caused by Tenant Changes, (ii) the delay beyond the time periods provided to Tenant in making elections, approvals or choices required to be made hereunder, and (iii) any delay in completion of the Landlord’s Work’s caused by Tenant.

1.1.35  “Tenant Fixtures” shall have the meaning set forth in Section 7.4.

1.1.36  “Tenant Notice Address” shall mean:

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, California 93101
Attention: Roberta Morris, CFO
(800) 636-9888

with a copy of any notice of default to Tenant’s attorney:

Buchalter Nemer
1000 Wilshire Boulevard, Suite 1500
Los Angeles, California 90017
Attention: Nadav Ravid, Esq.
(213) 891-5087

1.1.37  “Term” shall mean the period of time during this Lease between the date hereof and the Lease Termination Date.

1.1.38  “Turnover Date” shall mean the date on which (i) Landlord shall have substantially completed Landlord’s Work in substantial accordance with the Scope of Landlord’s Work and the Construction Plans, subject to the Punchlist and (ii) exclusive and vacant possession of the Improvements is delivered to Tenant (subject to the presence of Landlord’s contractors and subcontractors completing the Punchlist).

SECTION 1.2  TERMS GENERALLY. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Lease unless the context shall otherwise require.

SECTION 1.3  ATTACHMENTS. All of the attachments to this Lease and all drawings and documents referenced in the Lease, or in the exhibits or schedules to the Lease, shall be deemed to be a part hereof for all purposes.

II.

SECTION 2.1  AGREEMENT. This Lease shall be effective on the date hereof as a valid and binding agreement between Landlord and Tenant.

SECTION 2.2  DEMISE. Landlord hereby leases, rents and demises to Tenant, and Tenant hereby leases, rents, demises and accepts from Landlord, the Premises on the terms and conditions contained herein.

III.

SECTION 3.1  INITIAL TERM; SCHEDULE FOR COMPLETION OF LANDLORD’S WORK; LIQUIDATED DAMAGES.

(a)   The Term of the Lease shall commence on the date hereof and shall terminate on the Lease Termination Date, without the necessity of any notice from either Landlord or Tenant; provided, however, Landlord shall provide Tenant with thirty (30) days prior notice of the date Landlord anticipates completing Landlord’s Work to the Premises.

(b)   Subject only to delays caused by (i) Construction Force Majeure and (ii) Tenant Delays, Landlord shall cause the Turnover Date to occur on or before October 15, 2006 (the “Scheduled Turnover Date”). If the Turnover Date occurs after the Scheduled Turnover Date solely because of Tenant Delays, then the Rent Commencement Date shall commence on the date it would have occurred but for the Tenant Delays.

(c)   LIQUIDATED DAMAGES. IF LANDLORD FAILS TO COMPLETE LANDLORD’S WORK BY THE SCHEDULED TURNOVER DATE (SUBJECT TO EXTENSION FOR CONSTRUCTION FORCE MAJEURE), LANDLORD SHALL PAY TO TENANT, AS LIQUIDATED DAMAGES, THE LIQUIDATED AMOUNT (HEREINAFTER DEFINED). IT IS HEREBY AGREED THAT THE LIQUIDATED AMOUNT CONSTITUTES LIQUIDATED DAMAGES TO WHICH TENANT IS ENTITLED HEREUNDER AND IS A REASONABLE FORECAST OF JUST COMPENSATION FOR THE HARM THAT WOULD BE CAUSED BY LANDLORD'S FAILURE TO COMPLETE LANDLORD’S WORK BY THE SCHEDULED TURNOVER DATE. IT IS AGREED THAT THE HARM THAT WOULD BE CAUSED BY SUCH FAILURE, WHICH INCLUDES, WITHOUT LIMITATION, LOAN CARRYING COSTS, LOSS OF EXPECTED USE OF THE PROJECT AREAS, PROVISION OF ALTERNATE STORAGE FACILITIES AND RESCHEDULING OF MOVING AND OCCUPANCY DATES, IS ONE THAT IS INCAPABLE OR VERY DIFFICULT OF ACTUAL ESTIMATION.

The “Liquidated Amount” is an amount equal to the sum of (x) $2,000 multiplied by the number of days between the Scheduled Turnover Date and the actual Turnover Date, plus (y) $2,000 multiplied by the number of days (if any) between the date ninety (90) days after the Scheduled Turnover Date and the actual Turnover Date. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be entitled to the Liquidated Amount attributable to delays caused by Tenant Delay, or Construction Force Majeure. Tenant shall be entitled to deduct such credit, if any, against the first and (to the extent necessary) subsequent installments of Annual Basic Rental due pursuant to the terms of this Lease but in no event shall Tenant be entitled to deduct more than 25% of any installment of Rental due hereunder; provided, however, if Tenant exercises its right to terminate the Lease as provided below, then Landlord shall pay Tenant the Liquidated Amount in full within thirty (30) days following such termination. If the actual Turnover Date has not occurred by the date one hundred twenty (120) days after the Scheduled Turnover Date (as extended by Construction Force Majeure or Tenant Delay), then Tenant, in addition to its right to the Liquidated Amount, shall be entitled to terminate this Lease and upon any such termination, neither party shall have any further liability or obligation to the other party (other than Landlord’s obligation to pay the Liquidated Amount as provided above).

(d)   Except as expressly set forth in this Section 3.1, Tenant acknowledges and agrees that Landlord shall have no liability with respect to the failure to complete Landlord’s Work within a particular time period and Tenant, to the maximum extent permitted by applicable law, hereby WAIVES, DISCHARGES, AND RELEASES Landlord from any and all liability related to the failure of Landlord to complete the Landlord’s Work within a particular time period, whether arising in tort, contract or otherwise and Tenant acknowledges and agrees that the foregoing waiver is a material part of the consideration for Landlord agreeing to the transactions contemplated by this Lease. Tenant agrees that its rights under this Section 3.1 to receive the Liquidated Amount and to terminate the Lease under the circumstances set forth in this Section 3.1 are the sole and exclusive remedies available to Tenant with respect to the failure of Landlord to complete the Landlord’s Work within a particular time period or at all.

Tenant’s Initials	Landlord’s Initials

SECTION 3.2   HOLDING OVER. (a) If Tenant shall be in possession of the Premises after the Lease Termination Date, in the absence of any additional agreement extending the Term hereof, the tenancy under this Lease shall become a lease from month to month, terminable by either party upon thirty (30) days prior written notice. Such tenancy shall be subject to all other conditions, provisions and obligations of this Lease, except that the Annual Basic Rental shall be 125% of the amount paid during the previous Rental Year or the Rental Year during which the Lease Termination Date occurred, as applicable.

(b)   Notwithstanding the terms of Section 3.2(a) above, Tenant hereby agrees that if it fails to surrender the Premises on or before the date ninety (90) days after the Lease Termination Date, Tenant will be liable for any and all actual damages which Landlord shall suffer proximately by reason thereof, and Tenant will indemnify and hold Landlord harmless against any and all claims and demands made by any succeeding tenants or other parties against Landlord resulting from any delay by Landlord in delivering possession of the Premises to a tenant or other party proximately caused by Tenant’s holding over beyond the date ninety (90) days after the Lease Termination Date.

SECTION 3.3  EXTENSION OF TERM. Tenant may extend the Term of this Lease (as to all but not a part of the Premises) beyond the Initial Termination Date for Option Term One by giving written notice to Landlord of such extension not less than twelve (12) months prior to the Initial Termination Date. Tenant may extend this Lease for Option Term Two by giving written notice to Landlord of such extension not less than twelve (12) months prior to the expiration of Option Term One; provided, however, that Tenant may only extend the Term for Option Term Two if Tenant exercised its rights to extend the Term for Option Term One. Upon delivery to Landlord of Tenant’s notice to extend this Lease, the stated expiration date of this Lease shall thereupon be changed to the last day of the applicable Option Term. In the event Tenant timely exercises its option to extend this Lease for an Option Term, then this Lease shall remain in full force and effect during the applicable Option Term and shall govern the rights and responsibilities of the parties hereto during such Option Term. The terms of the lease of the Premises during any Option Term shall be as set forth herein and the Annual Basic Rental payable for any Option Term shall be the amount set forth herein for such Option Term. Notwithstanding anything contained herein to the contrary, Tenant shall only have the right to extend the Term for any Option Term if at the time of such election no Event of Default exists for which Tenant has received written notice from Landlord.

IV.

SECTION 4.1  USE. The Premises shall be used for Permitted Uses and for no other purpose or use, without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

SECTION 4.2   CESSATION OF TENANT OPERATIONS. Subject to Section 4.1, Tenant shall have no obligation to operate its or any business from the Premises and shall have the right at any time and from time to time to cease operating its or any business at the Premises; provided, however, that during the time that Tenant, or its permitted subtenants or assigns, is not conducting its or their operations at the Premises, Tenant agrees, at its sole cost and expense, to (i) add such additional security at the Premises as is reasonably required by Landlord to insure the safety of the Premises and to prevent vandalism, mischief and general mayhem and (ii) inform all applicable insurance carriers providing insurance covering the Premises of Tenant’s discontinued use and pay the increased cost of any such insurance caused by such vacancy. Tenant acknowledges and agrees that its right to cease operating its business at the Premises shall in no way discharge Tenant from its obligations hereunder, including its obligation to pay Rental and its maintenance obligations set forth in Article IX.

V.

SECTION 5.1   RENT COMMENCEMENT DATE. Within thirty (30) days of the Turnover Date and if requested by Landlord or Tenant, Landlord and Tenant each hereby agrees to execute an amendment to this Lease setting forth the actual date on which the Turnover Date and the Rent Commencement Date occurs.

SECTION 5.2   RENTALS PAYABLE.

(a)   Tenant covenants and agrees to pay to Landlord as Rental for the Premises, the following:

(i)   The Annual Basic Rental specified in Section 1.1.2 for the applicable Rental Year, commencing on the Rent Commencement Date; plus

(ii)   all Additional Rental due from time to time hereunder.

(b)   Tenant hereby covenants and agrees with Landlord that the obligation to pay the Rental described herein is an independent covenant and shall be due and payable by Tenant to Landlord notwithstanding any default by Landlord of its obligations hereunder.

SECTION 5.3   ANNUAL BASIC RENTAL. Annual Basic Rental shall be payable without prior demand in equal monthly installments in advance commencing on the Rent Commencement Date and thereafter on the first day of each full calendar month during the Term of this Lease. If the Rent Commencement Date or the Lease Termination Date occurs on a date other than on the first or the last day of a calendar month, as applicable, then the first and last monthly installment of Annual Basic Rental shall be prorated for such fractional calendar month based upon the actual number of days in such month.

SECTION 5.4   PAYMENT OF RENTAL. Tenant shall pay all Rental when due and payable, without any offset, counterclaim, deduction or prior demand therefor whatsoever, except as expressly provided for in this Lease. All Rental and other sums due hereunder shall be paid in U.S. currency. If Tenant shall fail to pay any Rental on or before the later of (i) the date such payment is due or (ii) five (5) days after Landlord has provided Tenant with written notice of its failure to timely pay rent (provided that Landlord shall not be obligated to provide more than two (2) such notices in any calendar year), then Tenant shall be obligated to pay a late payment charge (a “Late Fee”) equal to the greater of (i) $1,000 or (ii) five percent (5%) of such Rental payment that is past due.  In addition, any Rental which is not paid by the date that is ten (10) days after the date such payment is due shall bear interest at the Default Rate from the first day due until paid. Any Additional Rental which shall become due shall be payable, unless otherwise expressly provided herein, shall be paid with the next monthly installment of Annual Basic Rental. Rental and statements required of Tenant shall be paid and delivered to Landlord at its notice address set out in Section 17.1 or at such other place as Landlord may, from time to time, designate in a notice to Tenant. No such change of the place of payment of Rental shall be effective until thirty (30) days from the date of notice thereof to Tenant. Any payment by Tenant or acceptance by Landlord of a check for a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check or other form of payment for an amount less than the amount then due and payable, even if accompanied by a statement from Tenant that the lesser amount is the entire amount due, and acceptance of such lesser amount shall not constitute Landlord’s acceptance and agreement that such lesser amount is payment in full, shall not be deemed a waiver of Landlord’s rights to collect the amounts not tendered and any such Tenant statements shall be given no effect, and Landlord may accept such payment without prejudice to any other rights or remedies which Landlord may have against Tenant.

VI.

SECTION 6.1   PAYMENT BY TENANT. Subject to the provisions of Section 6.2, in addition to the Annual Basic Rental, Tenant shall pay prior to the due date therefor, all ad valorem taxes and assessments, general and special, all personal property taxes, all water taxes and all other impositions, ordinary and extraordinary of every kind and nature whatsoever relating to the Property, the Premises or Tenant’s property located thereon or used in connection therewith, including, but not limited to, maintenance assessments and other charges imposed pursuant to the Permitted Encumbrances, which, during the Term of this Lease, may be levied or assessed against the Premises; provided, however, Tenant shall not be responsible for any Taxes that are levied against the Premises but are accrued with respect to the Premises for any period of time outside of the Term of this Lease. Landlord agrees to deliver copies of statements for all of the foregoing to Tenant on the later to occur of (i) sixty (60) days prior to the due date thereof and (ii) fifteen (15) days from the date Landlord receives such statements from the applicable tax authorities. Tenant agrees to pay directly to the applicable tax authority all such taxes and assessments on or before the date the same are due and to deliver to Landlord a copy of the transmittal letter and check within ten (10) days from the date Tenant makes such payments to the applicable tax authorities. Tenant shall furnish to Landlord a copy of the taxing authority’s receipt evidencing payment within thirty (30) days after the date Tenant receives such receipt. Tenant also agrees to pay all other Taxes to the parties entitled to payment prior to delinquency. Tenant shall be responsible for all delinquencies and penalties if the same are incurred because Tenant did not remit payment to the appropriate tax authorities in a timely manner after its receipt of the statement therefor or because the amount Tenant remitted to the tax authorities was insufficient to pay all Taxes. Tenant shall also be solely responsible for and pay prior to delinquency all taxes imposed on its inventory, trade fixtures, apparatus, leasehold improvements (installed by or on behalf of Tenant), equipment and other personal property. All taxes, assessments and other costs to be paid by Tenant pursuant to this Section 6.1 are collectively referred to herein as the “Taxes”; provided that “Taxes” shall in no event include (i) any federal, state, or other tax on the income of Landlord or (ii) any franchise, estate, inheritance or similar tax imposed upon Landlord. To the extent Tenant fails to pay any of the Taxes when required pursuant to the terms hereof, Landlord shall have the right to do so and upon Landlord’s payment thereof the same shall become Additional Rental hereunder payable by Tenant on demand by Landlord.

SECTION 6.2   PRORATION OF TAXES. During the first and last years of the Term, all such taxes and assessments which shall become payable during each of the calendar or fiscal, tax or assessment years, as applicable, shall be ratably adjusted on a per diem basis between Landlord and Tenant in accordance with the respective portions of such calendar, fiscal, tax or assessment year. To the extent permitted by applicable law, Tenant may pay any such assessments or taxes in annual installments. In the event any such assessment shall be payable in a lump sum or on an installment basis, Tenant shall have the sole right to elect the basis of payment. If Tenant shall elect to pay any such assessment on the installment basis, then Tenant shall pay only those installments which shall become due and payable during the Term. Any such installments due and payable in the years in which this Lease commences and terminates shall be prorated proportionally.

SECTION 6.3   TAXES ON RENTAL. In addition to the Taxes payable by Tenant pursuant to Section 6.1 above, Tenant shall pay to the appropriate agency any and all sales, excise and other taxes (not including, however, Landlord’s income taxes) levied, imposed or assessed by the State of or any political subdivision thereof or other taxing authority upon any Rental payable hereunder, except to the extent the same are in substitution for income taxes.

SECTION 6.4   TENANT’S RIGHT TO CONTEST TAXES. If Tenant is not in default hereunder (after all applicable notice and cure periods), Tenant shall have the right to initiate all negotiations of tax assessments. Tenant shall have the right to contest the validity or the amount of any tax or assessment levied against the Premises by such appellate or other proceedings as may be appropriate in the jurisdiction, and may defer payment of such obligations, pay same under protest, or take such other steps as Tenant may deem appropriate; provided, however, that Tenant hereby agrees to (i) indemnify and hold Landlord harmless from and against any cost, expense or liability arising out of such contest, (ii) pursue any such contest in good faith and (iii) post any bond or other security required by applicable law in connection with such contest. Tenant also agrees to notify Landlord promptly of any such contest and Landlord agrees, at the sole cost of Tenant, to cooperate in any such contest or proceedings and execute any documents which Landlord may be required to execute in connection with such proceedings. Tenant shall be entitled to all refunds paid by taxing authorities resulting from any such contest or otherwise paid to Landlord during or attributable to the Term.

VII.

SECTION 7.1   CONSTRUCTION BY LANDLORD.

(a)   The work to be completed by Landlord is described on the Scope of Landlord’s Work (the “Landlord’s Work”). All such work shall be performed in a good and workmanlike manner and in accordance with all governmental permits required and/or issued therefor. Until the Turnover Date, Landlord shall bear the risk of loss with respect to the Improvements. The Landlord’s Work shall be performed substantially in accordance with the plans and specifications derived from the Scope of Landlord’s Work (the “Construction Plans”). In the event of any conflict between the Construction Plans and the Scope of Landlord’s Work, the Scope of Landlord’s Work shall control. Landlord shall perform all of the Landlord’s Work at its sole cost and expense, except for Tenant Changes.

(b)   All Tenant Changes shall be evidenced by a written change order executed by each of Landlord and Tenant’s authorized employee or representative, in each case as designated in writing by Tenant. Tenant Changes shall be subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed. Within five (5) business days of a request for a Tenant Change, Landlord shall provide to Tenant a written detailed estimate of the increase (or decrease) in the cost of the Landlord’s Work resulting therefrom, and any delays in the Scheduled Turnover Date resulting therefrom. The cost of a Tenant Change shall be the sum of (i) the actual direct cost of the contractor and/or the subcontractor performing the Tenant Change, plus (ii) an overhead and fee markup of 10% of the direct cost of the contractor and/or subcontractor performing the Tenant Change plus (iii) a development fee imposed by Landlord, which shall not exceed 3% of the actual direct cost of such Tenant Change, plus (iv) the actual cost of any design fees for such Tenant Change. The detailed estimate shall include an estimate of all of the foregoing. Tenant shall thereafter have a period of five (5) days from receipt of such written notice to advise Landlord, in writing, whether it desires to proceed with such Tenant Change.

(c)   If Tenant elects to proceed with such Tenant Change, then Tenant shall pay to Landlord the amount of the increase in the cost of the Landlord’s Work resulting from such Tenant Change within five (5) business days of the day that Tenant receives a detailed invoice from Landlord for the work covered by the Change Order, provided there are no more tenant improvement allowances remaining in which case the allowances shall first be applied until fully exhausted. Failure by Tenant to pay for a Tenant Change beyond the date due shall constitute a Tenant Delay. If Tenant elects to proceed with any such Tenant Change and the cost to Landlord of the Landlord’s Work is decreased, then Landlord shall pay to Tenant (within five (5) days of the Turnover Date) the amount of the decrease in the cost resulting from such Tenant Change.

(d)   Tenant’s use of the Premises may require certain governmental approvals and permits. Tenant acknowledges and agrees that except for all permits required to construct the Improvements, Tenant is responsible for obtaining all the permits and approvals necessary for it to conduct the Permitted Use (collectively, the “Permits”). A failure by Tenant to obtain the Permits shall not delay or extend either the Turnover Date or the Rent Commencement Date.

SECTION 7.2  EFFECT OF TAKING POSSESSION OF PREMISES ON TURNOVER DATE.

(a)   By taking possession of the Premises on the Turnover Date, Tenant shall be deemed to have accepted the Premises and agreed that the obligations of Landlord to substantially complete the Landlord’s Work have been fully performed, except for (i) Punchlist items of which Tenant notifies Landlord in writing within ten (10) business days of the Turnover Date and (ii) the warranty set forth in Section 7.2(b). If Landlord fails to complete the Punchlist items within forty-five (45) days of the Turnover Date, then Tenant shall be entitled to abate its Rent obligations by an amount equal to 115% of the reasonably estimated cost of incomplete Punchlist items as of such date and upon any such abatement, Landlord shall be relieved of its obligation to complete the Punchlist and shall have no further obligation or liability for the Punchlist. Except as expressly set forth in Section 7.2(b) below and notwithstanding any contrary provision contained herein (including any indemnity by Landlord), Tenant acknowledges and agrees that Landlord shall have no liability with respect to the Landlord’s Work or the condition thereof and Tenant, to the maximum extent permitted by applicable law, hereby WAIVES, DISCHARGES, AND RELEASES Landlord from any and all liability related to the Improvements, whether arising in tort, contract or otherwise.

(b)   For the period beginning on the Turnover Date and ending on the date 12 months after the Turnover Date (the “Warranty Period”), Landlord warrants to Tenant that the materials and equipment furnished by Landlord and Landlord’s Contractor shall be of good quality and new unless otherwise required or permitted by Tenant, and that the Landlord’s Work shall be free from defects, comply with all applicable laws as of the Turnover Date, and will conform to the requirements hereunder. Landlord agrees to repair or replace any and all defects in the Improvements at Landlord’s sole cost and expense. Landlord shall have no obligation to repair or replace any damage to the Improvements resulting from the negligence of Tenant, its employees and contractors, or from Tenant’s failure to comply with the guidelines and manuals furnished to Tenant regarding the maintenance, use and operation of the Improvements. Landlord’s obligation under this Section 7.2(b) shall terminate upon the expiration of the Warranty Period as to defects not specifically identified in writing to Landlord prior to the expiration of the Warranty Period. The warranty provided herein shall be assignable at no expense or fee to any permitted sublessee or to any permitted assignee of Tenant under this Lease. Landlord shall procure for Tenant and shall assign to Tenant (without recourse to Landlord) a five year manufacturer’s warranty (beginning no earlier than the Turnover Date) on the HVAC condensers and compressors.

SECTION 7.3   MECHANICS’ LIENS. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics’ or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. In the event any mechanics’ or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys’ fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental.

SECTION 7.4   TENANT’S TRADE FIXTURES. All trade fixtures, signs, equipment and apparatus (as distinguished from leasehold improvements) owned by Tenant (the “Tenant Fixtures”) and installed in the Premises by Tenant, at its expense, shall remain the property of Tenant and Tenant may remove such fixtures and apparatus at any time prior to the expiration of the Term. Notwithstanding the foregoing, Tenant shall repair any damage to the Premises caused by the removal of its personalty, inventory, trade fixtures, equipment and apparatus. All Tenant Fixtures remaining in the Premises after the expiration of the Term shall become the property of Landlord and Landlord may keep or dispose of such Tenant Fixtures. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any lien (whether consensual, or by statute) on any of Tenant’s Trade Fixtures, personal property, or any other property owned by Tenant whatsoever. Any language to the contrary in the Lease is hereby deemed deleted.

VIII.

SECTION 8.1   OPERATIONS BY TENANT. Following the Turnover Date, and in addition to the requirements of Section 9.1 below, Tenant will at its expense:

(a)   keep the inside and outside of all glass in the doors and windows of the Premises clean;

(b)   keep all exterior building surfaces of the Premises reasonably clean;

(c)   replace promptly any cracked or broken glass of the Premises with glass of like grade and quality;

(d)   maintain the Premises in a reasonably clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests, including cleaning, repairing or replacing all floor covering, if any, within the Premises and sweeping the parking lot and drives located on the Property;

(e)   keep any garbage, trash, rubbish or other refuse in containers, including exterior dumpsters, within the Premises until removed;

(f)   have such garbage, trash, rubbish and refuse removed on a timely basis from such containers;

(g)   maintain all landscaping and irrigation in a neat and orderly condition and replace shrubs and other landscaping as necessary; and

(h)   comply with all laws, ordinances, rules and regulations of governmental authorities applicable to the Premises and/or relating to the use and/or occupancy of the Premises and all reasonable recommendations of any fire and liability insurance rating organization now or hereafter in effect.

TENANT ACKNOWLEDGES THAT LANDLORD DOES NOT PROVIDE AND HAS NO RESPONSIBILITY FOR SECURITY OF THE PREMISES OR FOR THE CUSTOMERS, INVITEES, PATRONS OR GUESTS OF TENANT. LANDLORD SHALL IN NO EVENT BE LIABLE TO TENANT OR ANY OTHER PARTY FOR ANY DAMAGES OR LOSS RESULTING FROM THE CRIMINAL ACTS OF THIRD PARTIES.

SECTION 8.2   SIGNS AND ADVERTISING. Tenant will, at its sole cost and expense, maintain all signs and other advertising devices in good condition and repair at all times. Tenant agrees that all signs and other advertising on the exterior of the Premises shall be in compliance with the Permitted Encumbrances and all applicable laws, rules and regulations (including all zoning laws).

SECTION 8.3   RESTRICTIONS. The use and occupancy of the Premises are subject to the terms and conditions of the Permitted Encumbrances. Tenant, by its execution of this Lease, acknowledges receipt of a copy of each of the Permitted Encumbrances and agrees that it has reviewed the Permitted Encumbrances and shall perform all of the obligations of Landlord thereunder during the Term, including the payment of any assessments levied pursuant to any of the Permitted Encumbrances. Landlord makes no representation or warranty, express or implied, as to the Permitted Encumbrances.

IX.

SECTION 9.1   MAINTENANCE AND REPAIRS.

(a)   The provisions of this Article IX are subject to the provisions of Article XII and Article XIII hereof. At all times during the Term of this Lease after the Turnover Date, Tenant shall, at its sole cost and expense, keep and maintain the Premises in as good a condition and state of repair as exists on the Turnover Date, ordinary wear and tear excepted. From and after the Turnover Date, (i) Tenant shall make any and all additions to and all alterations and repairs in, on and about the Premises which may be required by, and shall otherwise observe and comply with, all public laws, ordinances and regulations from time to time applicable to the Premises and (ii) Tenant will (a) keep the interior and exterior of the Premises (including paving, parking areas, and landscaping), together with all electrical, plumbing, heating, ventilating, air-conditioning, fire pump, exterior storm drain systems, irrigation systems and other mechanical systems and installations therein, in good order and repair including normal and customary preventive maintenance and will make all replacements from time to time required in as good a condition as exists on the Turnover Date, ordinary wear and tear excepted. Landlord shall be responsible at Landlord’s sole cost and expense throughout the Term of this Lease for the repair, maintenance, and replacement of the roof, load bearing walls, foundation, and other structural elements of the building. Except as set forth in the preceding sentence, Landlord shall have no obligation whatsoever arising under this Lease with respect to the repair and/or maintenance of the Premises. Within a commercially reasonable period in light of the nature of the repair and/or replacement, Landlord shall satisfy its obligations hereunder. Unless Tenant has engaged Landlord or an affiliate of Landlord to provide property management services, then no management fees or personnel service charges may be charged by Landlord for property management. Tenant shall take no action to invalidate any warranty relating to the roof or any other portion of the Improvements.

(b)   Except for ordinary wear and tear, Tenant will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as existed on the Turnover Date. Any damage or injury sustained by any person because of Tenant’s failure to comply with the terms of this Section 9.1 shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including, but not limited to reasonable attorneys’ and other professional fees actually incurred, and any other cost which Landlord might reasonably incur. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the Premises unless expressly required under this Lease.

(c)   Notwithstanding any provision set forth in the Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of one or more of the structural elements of the building structure or roof (the “Building Structure”) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within twenty-one (21) days after receipt of such notice (or such longer time as is reasonably necessary in light of the magnitude of the repair and/or replacement), then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of such notices shall be required in the event of an emergency which threatens life or where there is imminent danger of damage to property), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at a rate per annum equal to the Prime Rate plus 3%. In the event Tenant takes such action, and such work will affect the Building Structure, Tenant shall use only those contractors used by Landlord in the Building for work on such Building Structure unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Any such work performed by Tenant shall be performed in a good and workmanlike manner, in accordance with all applicable laws and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liabilities or losses (e.g., personal injury claims) incurred by Landlord in connection with such repairs and/or replacements performed by Tenant or Tenant’s agents or contractors. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under the Lease, the amount set forth in such invoice; provided, however, that in no event shall Tenant have the right to offset more than 25% of any installment of Rent due hereunder. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed with a claim against Landlord for such amount or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and qualified pursuant to the procedures set forth in the Lease, and whose costs shall be paid for by the losing party, unless it is not clear that there is a “losing party,” in which event the costs of arbitration shall be shared equally. If Tenant prevails in the arbitration, the amount of the award (which shall include interest per annum at the Prime Rate plus 3% from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs) may be deducted by Tenant from the rents next due and owing under the Lease; provided, however, that in no event shall Tenant have the right to offset more than 25% of any installment of Rent due hereunder.

SECTION 9.2   ALTERATIONS. Other than carrying out Tenant’s obligations of maintenance and repair as described in Section 9.1 above, Tenant will not make any alterations, renovations, improvements or other installations (collectively, “Alterations”) in, on or to the Premises or any part thereof without the prior written consent of Landlord; provided, however, Tenant may make Alterations to the Premises that do not affect the structural integrity of the Building or the roof and which do not exceed $25,000 in the aggregate without Landlord’s consent. If Landlord’s consent is required, Landlord agrees not to unreasonably withhold, condition or delay its consent to any such alteration, unless the alteration could, over time, reasonably be expected to affect the structural integrity or the mechanical, electrical or plumbing systems serving the Premises (including, without limitation, any alterations of the building, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises), in which event, Landlord shall have the right to withhold its approval for any reason in its sole discretion.

X.

SECTION 10.1   WATER, ELECTRICITY, TELEPHONE, AND SANITARY SEWER WITH RESPECT TO THE PREMISES. Subject to the terms of Section 7.1(a), Landlord will provide utility connections for connection to the public utility facilities necessary to enable Tenant to obtain water, electricity and sanitary sewer service for the Premises. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises. Subject to obtaining Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), Tenant may, at its expense, install any additional utility facilities. Landlord shall be responsible for providing meters or other devices for the measurement of utilities supplied to the Premises only to the extent set forth in the Landlord’s Scope of Work. Tenant shall be solely responsible for and promptly pay, as and when the same became due and payable, all charges for water, sewer, electricity, telephone and any other utility used or consumed in the Premises during the Term.

XI.

SECTION 11.1   INDEMNITIES. Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, actions, damages, liability and expense, including, but not limited to, reasonable attorneys’ and other professional fees actually incurred, in connection with loss of life, personal injury and/or damage to property arising from or out of the negligence or willful misconduct of Tenant, its agents, employees or invitees (other than claims or liabilities that result from Landlord’s negligence or willful misconduct). Subject to the provisions of Section 7.2(a), Landlord shall indemnify, hold harmless and defend Tenant from and against any and all claims, actions, damages, liability and expense, including, but not limited to, reasonable attorneys’ and other professional fees actually incurred, in connection with loss of life, personal injury and/or damage to property arising from or out of the negligence or willful misconduct of Landlord, its agents or employees (other than claims or liabilities that result from Tenant’s negligence or willful misconduct). The provisions of this paragraph are subject to the provisions of Article XII and Article XIII of this Lease and shall survive the expiration or earlier termination of the Lease.

SECTION 11.2   INSURANCE.

(a)   Landlord shall procure and maintain continuously throughout the Term, at Tenant’s sole cost and expense:

(i)    insurance on the Property and Improvements against loss or damage by fire or other casualty with endorsements providing what is commonly known as special perils form with fire and extended coverage (including earthquake insurance but excluding flood insurance coverage for which Tenant shall not be responsible to pay for), vandalism and malicious mischief insurance with a rider for changes in code and an Inflation Guard Endorsement, in an amount equal to the full replacement cost thereof, with a deductible of no greater than Fifty Thousand and No/100 Dollars ($50,000.00). In no event shall Landlord maintain insurance coverage inadequate to prevent Landlord from becoming a coinsurer of the Improvements;

(ii)   A liability insurance policy naming Landlord as the insured (and Tenant as an additional insured) with limits, for each occurrence, of not less than $1,000,000 and $3,000,000 in the aggregate (or such higher limits as may be required by Landlord’s Mortgagee); and

(iii)   rent loss insurance covering all Annual Basic Rental and Additional Rental due hereunder for a period of twelve (12) months.

(b)   Tenant shall procure and maintain, and pay all premiums, fees and charges and deductibles for the purpose of procuring and maintaining continuously throughout the Term:

(i)    insurance on Tenant’s personal property and inventory located in the Premises against loss or damage by fire or other casualty in an amount equal to the full replacement cost thereof; and

(ii)   Tenant shall require any contractor retained by Tenant to perform work on the Premises to carry and maintain, at no expense to Landlord, worker’s compensation insurance as required by statute.

(iii)   combined single limit general liability insurance, including, but not limited to, insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, for each occurrence, of not less than Five Million and No/100 Dollars ($5,000,000.00) with respect to personal injury or death, and One Million and No/100 Dollars ($1,000,000.00) with respect to property damage; and

(iv)   business interruption insurance covering business interruption at the Premises for a period of not less than 12 months.

SECTION 11.3   INSURANCE POLICIES. All liability, casualty and other insurance and policies of insurance referred to in Section 11.2 shall include Landlord and Landlord’s Mortgagee, if any, as additional insureds and loss payees (other than as relates to Tenant’s personal property, equipment and inventory located at the Premises), shall insure Landlord against liability arising out of Tenant’s negligence or the negligence of any other person, firm or corporation and shall cover any liability of Tenant that may arise through any indemnity given by Tenant in this Lease. All policies procured hereunder shall be under standard form policies issued by insurers of recognized responsibility, rated A:XII or better by Best’s Insurance Rating Service and with carriers qualified to do business in the State where the Premises are located. Evidence of such insurance (Accord Form 27), together with copies of all insurance policies required hereunder, shall be delivered to Landlord within thirty (30) days from the date hereof and thereafter not less than thirty (30) days prior to the expiration thereof, and shall provide that such policy may not be canceled or modified except upon not less than thirty (30) days written notice to Landlord. If Tenant fails to procure and maintain the insurance required by this Article XI, then Landlord shall have the right to do so, without notice to Tenant if Landlord discovers that insurance coverage has lapsed, and the cost of same shall be Additional Rental payable to Landlord hereunder within ten (10) days of demand therefor.

SECTION 11.4   Waiver of Subrogation. Notwithstanding any contrary provision contained in this Lease, Landlord and Tenant hereby waive any and all rights of recovery, claim, action or cause of action against the other, its agents, employees, officers, partners, servants, shareholders, members or managers for any loss or damage that may occur to the Premises or any personal property located therein or arising by reason of fire, the elements or any cause which could be insured against under the terms of a standard special form or “all-risk” fire and extended coverage insurance policy (whichever covers more perils), regardless of cause or origin. Each party agrees to have the insurance policies obtained pursuant to this Lease endorsed to effect the terms of this Section 11.4 and shall forward copies of the same to the other upon request.

XII.

SECTION 12.1   LANDLORD’S REPAIR ON CASUALTY.  (a) If, during the Term of this Lease, the Improvements shall be damaged or destroyed by fire or other casualty, then Landlord shall, subject to the provisions hereof, repair and restore the Improvements to the extent of insurance proceeds received by Landlord and funds remitted to Landlord by Tenant (if applicable); provided, however, that if Landlord did not maintain the insurance that Landlord was obligated to maintain pursuant to this Lease, then Landlord shall repair and restore the Improvements to the extent of the insurance proceeds that would have been available had Landlord maintained the insurance it was obligated to maintain pursuant to this Lease. All such repair and restoration of the Premises shall be in accordance with the reasonable disbursement terms and conditions (including plan approval) imposed by Landlord’s Mortgagee, if any. If, within the earlier to occur of (i) ninety (90) days of the date insurance proceeds are received by Landlord’s Mortgagee or (ii) one hundred eighty (180) days of the date of any such casualty, Landlord’s Mortgagee fails to make insurance proceeds available under the terms of the mortgage documents between Landlord and Landlord’s Mortgagee and as a result Landlord elects not to repair or restore the Improvements, then Tenant shall have the right to terminate this Lease on written notice to Landlord; provided, that, notwithstanding any contrary provision hereof, but subject to the provisions of this Section 12.1 regarding a casualty during the last two (2) years of the Term (which Term shall include any unexercised and available Option Terms only if Tenant agrees to exercise any such Option Term such that the term has been extended to not less than two (2) years from the date of such casualty), if there exists no Event of Default (after all applicable notice and cure periods), and the reasonable cost to repair and restore the Improvements is less than 50% of the replacement cost of all of the Improvements or the repair or restoration can be completed within a six (6) month period following the date that all permits for such repair and restoration have been obtained (as estimated by a reputable contractor selected by Landlord and Tenant), then Landlord or Landlord’s Mortgagee shall be obligated to advance the insurance proceeds for Tenant’s benefit for the purposes of rebuilding and restoration and Landlord shall rebuild and restore the same. Landlord will notify Tenant in writing prior to the expiration of the last day of the applicable period described in clause (i) or (ii) of the preceding sentence as to whether proceeds have been made available to repair or restore or whether Landlord has elected to repair or rebuild, as the case may be.

(b)   Notwithstanding the provisions of Section 12.1(a), if insurance proceeds are unavailable because of default by Tenant hereunder, then Tenant shall have no right to terminate this Lease and Tenant shall remit the amount necessary to repair or restore the Premises to Landlord within thirty (30) days of Landlord’s demand therefor. Tenant acknowledges that Landlord’s Mortgagee shall have the right to review and approve all plans and specifications for the Improvements to be repaired or restored pursuant to the terms hereof, and may impose such requirements as are reasonable and customary for construction of that type in the county where the Premises are located. To the extent possible and practical, the Improvements shall be rebuilt and restored as nearly as possible to the original plans and specifications therefor and as referenced on Exhibit B hereto with such changes therein as are necessitated by Landlord’s Mortgagee or applicable governmental rules and regulations. To the extent that the cost of rebuilding or restoration exceeds the amount of insurance proceeds received, Landlord has maintained the insurance it is obligated to maintain pursuant to the terms of this Lease and Landlord is obligated to rebuild and restore pursuant to the provisions of this Section 12.1 (or agrees with Tenant to rebuild and restore), then Tenant shall remit the difference to Landlord or Landlord’s Mortgagee, at the direction of Landlord, within thirty (30) days of demand therefor and in any event prior to the commencement of repair or restoration and if Tenant fails to remit such difference, then Landlord shall have the right to either terminate this Lease or to fund such difference and complete the rebuilding or restoration. Tenant shall cooperate (with no cost to Tenant) with Landlord and Landlord’s Mortgagee in connection with any repair and restoration of the Premises and the same shall be completed with due diligence and commenced and completed within a reasonable time after the damage or loss occurs. Annual Basic Rental shall abate following the casualty until the Improvements are completely repaired and restored but only to the extent that of the proceeds of rent loss insurance received by Landlord or that would have been received by Landlord had Landlord maintained the insurance that Landlord is obligated to maintain pursuant to this Lease.

(c)   In the event the Improvements cannot be rebuilt, restored or repaired because of prohibitions contained in the then applicable zoning or other governmental rules and regulations or the Permitted Encumbrances, and after a commercially reasonable attempt by Landlord and Tenant to remove or alter such restrictions, such restrictions remain, then all proceeds payable on account of such casualty shall be paid to Landlord and this Lease shall terminate and neither party shall have any right or obligation to the other hereunder except as otherwise herein expressly provided. Notwithstanding the foregoing, if during the last two (2) years of the Term of this Lease any casualty occurs that damages the Improvements to the extent that the same cannot be reasonably repaired within one hundred twenty (120) days from the date of the casualty, and Tenant elects not to exercise any available Option Term (which Tenant shall be entitled to do even if not otherwise timely to do so in accordance with Section 3.3 hereof), then either Landlord or Tenant shall have the option of terminating this Lease on written notice to the other within sixty (60) days of such casualty. If neither party elects to terminate this Lease or if Tenant elects to renew the Term for any Option Term, then this Lease shall remain in full force and effect and the Improvements shall be repaired on the terms and conditions set forth in this Section 12.1. If either party terminates this Lease on notice to the other party as provided above, then all proceeds payable on account of such casualty shall be paid to Landlord and this Lease shall terminate and neither party shall have any right or obligation to the other hereunder except as otherwise herein expressly provided.

Notwithstanding anything to the contrary herein, if the casualty occurs at any time during the Term of the Lease and Tenant has exercised its Option to purchase the Property or has not yet exercised its Option but still has time to do so, then provided Tenant exercises its Option to purchase the Property (or already has exercised it), Landlord shall have no right to terminate the Lease, and upon demand by Tenant, Landlord shall assign all insurance proceeds obtained by Landlord to Tenant immediately upon receipt thereof and shall cooperate with Tenant in the process of obtaining such proceeds. If the casualty will require more than two hundred seventy (270) days to repair and the damage to the Improvements is such that Tenant is prevented from conducting its business therefrom, Tenant shall have the right to terminate this Lease upon thirty (30) days notice to Landlord.

XIII.

SECTION 13.1   TERMINATION OF LEASE. If the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu thereof, this Lease shall terminate and expire as of the date of such taking, and the parties shall thereupon be released from all liability hereunder which accrues after the date of such taking. If more than 25% of the Premises are taken or conveyance made in lieu thereof, either party shall have the right to cancel and terminate this Lease as of the date of such taking upon giving notice to the other of such election within thirty (30) days after such taking. In the event of such cancellation, the parties shall thereupon be released from any further liability under this Lease (except for obligations existing on the effective date of such termination).

SECTION 13.2   CONTINUATION OF LEASE. If Tenant determines after a taking, that the Premises can continue to be operated for its then current use, then this Lease shall remain in full force and effect in accordance with its terms except that the Annual Basic Rent shall be, in the case where any portion of the Improvements has been taken, proportionately reduced effective as of the date of the taking.

SECTION 13.3   APPORTIONMENT OF AWARD. In the event of any taking, whether whole or partial, Landlord shall be entitled to receive the entire award except for any specific allocation for loss or disruption of Tenant’s business and any other awards to which Tenant may be entitled, but which do not reduce the amount of the award to Landlord. The provisions of this Section 13.3 shall survive any termination of this Lease in the event a final settlement or adjudication is not reached prior to the termination of the Lease or the expiration of the Term. Notwithstanding the foregoing, Tenant shall be entitled to pursue any governmental agency to recover any portion of the condemnation award attributed to the following items: (1) Tenant’s Improvements; and (2) Relocation costs.

XIV.

SECTION 14.1   ASSIGNMENT. Tenant may not assign or sublease any interest in this Lease without the prior consent of Landlord; provided, however, that Landlord agrees not to unreasonably withhold, condition or delay any consent to a sublease or assignment. Notwithstanding any contrary provision contained in this Lease, no subletting or assignment shall result in a release of Tenant from its obligations hereunder. Tenant may assign its rights and delegate its obligation hereunder to an Affiliate (as defined below) of Tenant without Landlord’s consent. Any assignment or subletting shall be subject to all of the terms and conditions set forth in this Lease and no assignment shall be valid until the assignee has executed and delivered an assumption of all of Tenant’s obligations hereunder and Tenant has confirmed to Landlord, in writing, that it remains liable for the obligations of the tenant under this Lease. For purposes of this Agreement the term “Affiliate” means (i) any other entity or person which directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the entity or person specified, (ii) any entity resulting from a merger or consolidation with Tenant, or (iii) any entity succeeding to the business and assets of Tenant.

SECTION 14.2   ACCEPTANCE OF RENT FROM TRANSFEREE. The acceptance by Landlord of the payment of Rental following any attempted assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

XV.

SECTION 15.1   EVENT OF DEFAULT DEFINED. Any one or more of the following events shall constitute an “Event of Default”:

(a)   The sale of Tenant’s interest in the Premises under attachment, execution or similar legal process; or if Tenant is adjudicated as bankrupt or insolvent under any State bankruptcy or insolvency law or an order for relief is entered against Tenant under the Federal Bankruptcy Code.

(b)   The commencement of a case under any chapter of the Federal Bankruptcy Code by or against Tenant or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant as bankrupt or insolvent, or the reorganization of Tenant, or an arrangement by Tenant with its creditors.

(c)   The admission by any officer of Tenant of its inability to pay its debts when due.

(d)   The appointment of a receiver or trustee for the business or property of Tenant.

(e)   The making by Tenant of a general assignment for the benefit of its creditors, or, except as permitted pursuant to Section 14.1, if in any other manner Tenant’s interest in this Lease shall pass to another by operation of law.

(f)   The failure of Tenant to pay any Rental or other sum of money within ten (10) days following receipt of written notice of such failure from Landlord; provided, however, that Landlord shall have no obligation to provide more than two (2) such notices in any calendar year.

(g)   Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord.

SECTION 15.2   REMEDIES.

(a)   Upon the occurrence and during the continuance of any Event of Default, after all applicable notice and cure periods, Landlord may do any one or more of the following:

(i)    Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand.

(ii)   Terminate this Lease and repossess the Premises (after complying with all applicable laws relating to such repossession) and be entitled to recover as damages an amount of money equal to the sum of (i) the cost of recovering the Premises, (ii) all unpaid Rental, together with interest thereon at the Default Rate, (iii) the present value (discounted at a rate per annum equal to the Prime Rate then in effect) of the balance of the Rental due for the remainder of the Term to the extent it exceeds the fair rental value of the Premises for the remainder of the Term (which shall in no event be less than zero) and (iv) any other sum of money or damages Landlord is entitled to under any express provision of this Lease.

(iii)   Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises by forcible entry or detainer suit or otherwise, in accordance with applicable law, without terminating this Lease, in which event Landlord may relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. No reentry by Landlord, however, or any other action by Landlord shall constitute an acceptance of surrender by Tenant, it being understood that such acceptance or surrender can be affected only by the written agreement of Landlord and Tenant. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary, and (a) if Landlord shall fail to relet the Premises, or (b) if the same are relet and a sufficient sum shall not be realized from such reletting after paying (i) the unpaid rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the Default Rate thereon, (ii) the reasonable cost of recovering possession, (iii) the reasonable costs and expenses of decorations, repairs, changes, alterations and additions and (iv) the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under this Section 15.2(iii) from time to time, and that no delivery to or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iv)   Exercise any other legal or equitable right or remedy which it may have under this Lease or at law.

(b)   Notwithstanding the provisions of clause (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be injured by failure to take rapid action and if Landlord reasonably believes that the unperformed obligation or pending actions by Tenant will result in immediate and substantial harm to person or property.

(c)   Any costs and expenses incurred by either party (including, without limitation, reasonable attorneys’ fees actually incurred and court costs) in enforcing any of its rights or remedies under this Lease shall, in the case of sums due Landlord, be deemed to be Additional Rental and shall, in all cases, be repaid to the party entitled to the same upon demand and shall bear interest from the date due until paid at the Default Rate.

(d)   Landlord agrees to use commercially reasonable efforts to mitigate its damages as a result of a default hereunder by Tenant.

SECTION 15.3   DAMAGES.

(a)   If Tenant’s right of possession under this Lease is terminated by Landlord pursuant to Section 15.2, then Tenant shall remain liable for any Rental and its other obligations under this Lease. Tenant shall also pay to Landlord (i) all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys’ fees actually incurred, costs and expenses incurred by Landlord in pursuit of its remedies hereunder (including court costs) or in reletting the Premises to others from time to time and (ii) additional damages which shall be in an amount or amounts equal to the Rental due hereunder during the remainder of the Term less all sums received by Landlord from any reletting of the Premises; provided, that the amount received by Landlord from any reletting of the Premises shall be reduced by the costs of such reletting, such as brokerage commissions and remodeling expenses.

(b)   If this Lease is terminated pursuant to Section 15.2, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

SECTION 15.4   ASSIGNMENT IN BANKRUPTCY. In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord elects not to terminate or is stayed from termination of Tenant’s rights of possession under this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Landlord:

(i)    That assignee has sufficient capital and financial viability to pay the Rental and other charges due under the Lease for the entire Term; and

(ii)   That assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any financing agreement.

XVI.

SECTION 16.1   SUBORDINATION.

(a)   Unless a Mortgagee shall otherwise elect as provided in Section 16.2 of this Lease, and subject to Tenant’s right of non-disturbance set forth in Section 16.4 below, Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

(i)    any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, or

(ii)   any mortgage, deed of trust of other security instrument constituting a lien upon the Premises, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a “Mortgage” and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or note holder, being referred to herein as a “Mortgagee”.

(b)   Tenant agrees, within ten (10) business days after a request therefor, to execute any instrument or instruments reasonably necessary or desirable to effectuate its agreement to subordinate its interest to the interest of any Mortgagee, subject to the non-disturbance requirements described in Sections 16.3 and 16.4 below.

SECTION 16.2    MORTGAGEE’S UNILATERAL SUBORDINATION. If a Mortgagee shall elect by notice to Tenant or by the recording of a unilateral declaration of subordination, then this Lease and Tenant’s rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

SECTION 16.3    ATTORNMENT. If any person shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, refinance, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, such successor in interest shall not disturb Tenant’s interest in or possession of the Premises pursuant to the terms of this Lease, Tenant shall attorn to such successor in interest and shall, within ten (10) business days after a request therefor, execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request; provided, however, that no Mortgagee or successor in interest to Landlord by reason of foreclosure or deed in lieu of foreclosure shall be (i) bound by any payment of Rental more than one month in advance; (ii) bound by any amendments or modifications of this Lease made after the date of such Mortgage without the consent of the Mortgagee or (iii) liable for any act or omission of a prior landlord hereunder, substantially in the form of Exhibit F attached hereto and made a part hereof.

SECTION 16.4   NON-DISTURBANCE. So long as no Event of Default shall exist (after all applicable notice and cure periods), this Lease shall remain in full force and effect for the full Term hereof, and Tenant’s occupancy of the Premises and tenancy under this Lease shall not be disturbed by any foreclosure proceeding or any deed in lieu of foreclosure or other such transfer, and the subordination set forth in Section 16.1 is made subject to Tenant’s non-disturbance rights under this Section 16.4. Landlord shall cause its Mortgagee to execute and deliver a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to all parties, as soon as reasonably possible after the execution hereof.

XVII.

SECTION 17.1   SENDING OF NOTICES.

(a)   Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given as follows:

(i)   If intended for Landlord, on the earlier of (i) the date such notice is actually received by Landlord, (ii) the date such notice is delivered to Landlord or (iii) the next business day following the date on which the same shall have been deposited with a nationally recognized overnight courier service for next day delivery properly addressed with all charges prepaid, addressed to Landlord, Attn: Ken Beuley, The Keith Corporation, 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, with a facsimile copy thereof faxed to Landlord at (704) 365-0733; Attn: Ken Beuley on the day notice is mailed to Landlord.

(ii)   If intended for Tenant, on the earlier of (i) the date such notice is actually received by Tenant, (ii) the date such notice is delivered to Tenant or (iii) the date on which the same shall have been deposited with a nationally recognized overnight courier service for next day delivery properly addressed with all charges prepaid, addressed to Tenant at the Tenant Notice Address.

(iii)   A copy of all notices sent to Landlord shall be delivered to Moore & Van Allen, PLLC, Floor 47, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28202-4003, Attention: Jeffrey W. Glenney.

(iv)   A copy of all notices sent to Tenant shall be delivered to Tenant’s Notice Address.

(b)   Either party may, at any time, change its notice address (including its facsimile number) by sending a written notice to that affect the other party stating the change and setting forth the new address or number.

SECTION 17.2   NOTICE TO MORTGAGEES. If any Mortgagee shall notify Tenant in writing that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 17.1 and to such address as such Mortgagee shall designate.

XVIII.

SECTION 18.1   WARRANTY. Subject only to the Permitted Encumbrances and all applicable laws (including zoning laws), Landlord warrants that it has full right and authority to lease the Premises upon the terms and conditions herein set forth; and Tenant shall peacefully and quietly hold and enjoy the Premises in accordance with the terms and conditions hereof for the full Term hereof and so long as Tenant does not default in the performance of any of its covenants or obligations hereunder.

XIX.

SECTION 19.1   ESTOPPEL CERTIFICATES. At any time and from time to time, within ten (10) days after Landlord or Tenant delivers the requested certificate, Tenant or Landlord will execute, acknowledge and deliver to the other and to such Mortgagee (if applicable) or other party as may be designated by Landlord, a certificate in reasonable form with respect to the matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord or Tenant (including, without limitation, the amount of Annual Basic Rental and other charges due hereunder, the existence of any defaults, the amount of the cost of any unsuitable soil or rock, the expiration of the Term hereof and the existence of any Lease amendments).

SECTION 19.2   INSPECTIONS AND ACCESS BY LANDLORD. So long as Landlord does not unreasonably interfere with Tenant’s operation, Tenant will permit Landlord, its agents, employees and contractors, to enter all parts of the Premises upon not less than 48 hours prior written notice and then only during Tenant’s business hours to inspect the same, to show to prospective purchasers and mortgagees and to enforce or carry out any provision of this Lease, including, without limitation, any access necessary for the making of any repairs; provided, however, that, in an emergency situation, Tenant shall not be notified of such access. During the last nine (9) months of the Term and upon not less than 48 hours advance oral notice to Tenant, Landlord shall have the right to show the Premises to prospective tenants and purchasers and to place a sign on the Premises indicating that the Premises are available for rent or sale.

SECTION 19.3   MEMORANDUM OF LEASE. Upon the execution of this Lease, the parties hereby agree to execute, acknowledge and deliver a Memorandum of Lease in substantially the form attached hereto as Exhibit C. No such memorandum shall include any financial terms of the Lease and shall reference the option of Tenant to purchase the Property pursuant to Section 19.24 hereof. Recording, filing and like charges and any stamp, charge for recording, transfer or other tax shall be paid by Tenant. In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement terminating the Memorandum of Lease of record. If Tenant fails to execute such agreement within that thirty (30) day period, Landlord is hereby authorized to execute and record such agreement terminating the Memorandum of Lease of record. This provision shall survive any termination of this Lease.

SECTION 19.4   REMEDIES CUMULATIVE. No reference to any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. The foregoing shall in no way relieve or release Tenant from its obligation to pay all Rental without offset, deduction, or counterclaim, except as expressly permitted in Section 3.1(c) of this Lease. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. Except for any express written waiver by Landlord as to any breach by Tenant of its obligations under this Lease, no waiver by Landlord as to any breach of Tenant shall affect or alter this Lease in any way whatsoever.

SECTION 19.5   SUCCESSORS AND ASSIGNS. Subject to Section 14.1 of this Lease, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord or is otherwise permitted hereunder. Upon any sale or other transfer by Landlord of its interest in the Premises and upon the express written assumption of Landlord’s obligations hereunder by the assignee of Landlord’s interest herein, Landlord shall be relieved of all of its obligations arising under this Lease occurring after the date of such sale or transfer.

SECTION 19.6   CAPTIONS AND HEADINGS. The Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

SECTION 19.7   BROKER’S COMMISSION. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease. Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party. The foregoing indemnity shall survive the expiration or termination of this Lease. Any fees due to The Matrix Real Estate Services, LLC shall be paid by Tenant.

SECTION 19.8   NO JOINT VENTURE. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

SECTION 19.9   NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

SECTION 19.10   NO MODIFICATION. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the parties.

SECTION 19.11   SEVERABILITY. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 19.12   THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

SECTION 19.13   AUTHORITY; GOOD STANDING. Tenant represents and warrants to Landlord that Tenant is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and (ii) the person executing this Lease on behalf of Tenant was authorized to do so. Upon the request of Landlord, Tenant shall provide to Landlord a certificate of the Secretary of Tenant stating the officers of Tenant, the specimen signature of the officer of Tenant who will be executing this Lease and a resolution of the board of directors of Tenant authorizing the officer of Tenant who will execute this Lease to execute and deliver this Lease on behalf of Tenant. Landlord represents and warrants to Tenant that (i) Landlord is a limited liability company duly formed, validly existing and in good standing under the laws of the State of North Carolina, and (ii) the person executing this Lease on behalf of Landlord was authorized to do so. Upon the request of Tenant, Landlord shall provide to Tenant evidence of the authority of the person executing this Lease on behalf of Landlord.

SECTION 19.14   APPLICABLE LAW. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of North Carolina.

SECTION 19.15   PERFORMANCE OF LANDLORD’S OBLIGATIONS BY MORTGAGEE. Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee.

SECTION 19.16   HAZARDOUS SUBSTANCES. Landlord, to its actual knowledge and except as set forth in the Phase I Environmental Assessment of the Property obtained by Landlord (a copy of which has been delivered to Tenant), represents and warrants to Tenant that as of the Turnover Date, the Property shall be free from any Hazardous Substances (except as permitted by applicable law). Landlord shall not install or incorporate in the Improvements or use in the construction thereof (except as permitted by applicable law) any Hazardous Substances, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from any claim, demand, liability, damage, loss or expense that Tenant might suffer from the breach of this Section 19.16 by Landlord. Tenant agrees that it shall not use or store any Hazardous Substances at the Premises, except to the extent permitted by applicable law and then only in strict conformance with applicable law. Tenant shall indemnify and hold harmless Landlord from any claim, demand, liability, damage, loss or expense (including environmental compliance or response costs, costs for all remedial action and/or damage to third parties, attorneys’ fees and court costs) incurred or suffered by Landlord, directly or indirectly, as a result of or in connection with the use, storage, disposal, generation, release, or threatened release of any Hazardous Substance by Tenant (and its invitees, customers, employees, agents and contractors) during the Term, upon or beneath the Property, which indemnity shall survive the termination of this Lease. Throughout the Term and at Landlord’s expense, Landlord and its contractors and consultants, upon at least ten (10) days’ advance written notice, may enter the Premises for the purposes of performing inspections (including a Phase I environmental audit) to determine whether Tenant is complying with all applicable laws, including all applicable environmental laws. “Hazardous Substances” means and includes any of the substances, materials, elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the “EPA”) and the list of toxic pollutants designated by the United States Congress or the EPA and substances, materials, elements or compounds affected by any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, dangerous, restricted or otherwise regulated waste, substance or material, as now or at any time hereafter in effect. The term “Hazardous Substances” shall include, without limitation, any oil, petroleum, flammable explosive, asbestos, urea-formaldehyde, radioactive material, vapor, solvent, contaminated or polluting material, hazardous or toxic substance or waste which is or becomes regulated by any local governmental authority, the State of North Carolina or the United States Government. The term “Hazardous Substance” shall also include, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. The indemnities set forth in this Section 19.16 shall survive the expiration or earlier termination of this Lease.

SECTION 19.17   LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Premises and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Premises. No personal judgment shall be against Landlord upon extinguishment of its rights in the Premises and any judgments so rendered shall not give rise to any right of execution or levy against Landlord’s assets. The provisions hereof shall inure to Landlord’s successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease, including the right to recover the amount of any final, non-appealable judgment through the offset of Rental due hereunder.

SECTION 19.18   NET LEASE. Notwithstanding anything to the contrary set forth in this Lease (but subject to the rights of Tenant under Section 9.1 of this Lease), it is the purpose, intent and agreement of Landlord and Tenant that the Annual Basic Rental payable hereunder shall be an absolute net return to Landlord, undiminished by the Taxes or any part thereof, or any other maintenance or repair costs, costs of insurance, or any other charges of any kind or nature whatsoever relating to the Premises or any Improvements, including any charges assessed or levied pursuant to the Permitted Encumbrances, which may arise or become due during the term of this Lease, all of which shall be paid by Tenant. All sums payable pursuant to this Section 19.18 shall be deemed Additional Rental payable by Tenant hereunder. Notwithstanding any contrary provision in this Lease, in no event shall Landlord be liable to Tenant for consequential or punitive damages.

SECTION 19.19   COMPLIANCE WITH LAW AND REGULATION. Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances relating to the use or occupancy of the Premises (including environmental laws), whether presently existing or enacted after the date hereof, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord’s or Tenant’s fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

SECTION 19.20   FINANCIAL STATEMENTS. If Tenant ever ceases to be a publicly traded corporation, then at Landlord’s request, Tenant shall deliver to Landlord audited annual financial statements upon request not more than one time per year, such statements to be delivered not later than the earlier of thirty (30) days after receipt of a request therefore or ninety (90) days after the end of the latest fiscal year of Tenant, and which delivery of statements shall be subject to Landlord’s execution of a confidentiality agreement that is reasonably acceptable to Landlord and allows disclosure of such financial statements to any lender of Landlord and prospective purchasers of the Property (subject to such parties agreeing to keep such information confidential).

SECTION 19.21   PROPERTY ACQUISITION CONTINGENCY. All of the obligations of Tenant hereunder are conditioned upon the acquisition of the Property on or before April 30, 2006 (the “Contingency Date”), and if Landlord does not purchase the Property by the Contingency Date for any reason whatsoever, then either Landlord or Tenant shall have the right to terminate this Lease and upon any such termination, neither party shall have any further obligation or liability to the other arising out of the transactions contemplated by this Lease.

SECTION 19.22   MULTIPLE COUNTERPARTS. This Lease may be executed in multiple, separate counterparts, each of which shall constitute an original and all of which taken together shall constitute but one original.

SECTION 19.23   TIME IS OF THE ESSENCE. Time is of the essence with respect to the obligations of Landlord and Tenant hereunder.

SECTION 19.24   PURCHASE OPTION. Landlord hereby grants to Tenant an option to purchase the Property from the Landlord (the “Option”) upon the terms and conditions set forth below in this Section 19.24. Tenant’s option to purchase the Property shall terminate and be null and void if Tenant fails to exercise the Option (by delivery of written notice to Landlord) on or before the end of the fifty fourth (54th) month of the Initial Lease Term. The terms and provisions of the Option are set forth below:

(i)    The purchase price for the Property pursuant to the Option shall be the sum of (x) $10,292,000 plus (y) all sums payable to Landlord under this Lease accruing through the date of the closing of the Option. The provisions of the Lease that are stated to expressly survive termination of the Lease shall survive the termination of the Lease pursuant to the Option. The Closing shall occur on the expiration date of the fifth (5th) Rental Year.

(ii)   Upon the closing of the Option, the parties shall execute an agreement terminating this Lease. The termination agreement shall provide that neither party shall waive or forfeit any rights arising under the Lease that accrued prior to the date of the closing of the sale of the Property.

(iii)   The Property shall be conveyed and sold to Tenant in its “As-Is” condition and without any representation or warranty, express or implied. Landlord shall convey the Property by appropriate documents containing a special warranty of title and subject only to the Permitted Encumbrances and other encumbrances consented to by Tenant or caused by Tenant, except that (i) Landlord shall cause any monetary lien constituting a Permitted Encumbrance to be released upon the conveyance of the Property and (ii) Landlord shall assign to Tenant, without warranty or recourse, all of Landlord’s right, title and interest in and to any warranties covering all or any part of the Landlord’s Work (including any roof warranties). Tenant shall pay all closing costs relating to such sale, including recording fees and deed stamps. As the Lease provides that Tenant shall pay for ad valorem taxes and insurance, there will be no proration of taxes or insurance and no sales commission shall be due by any party hereunder, Landlord’s proceeds at the closing shall not be diminished by any commission in connection with the conveyance of the Property pursuant to this Option.

SECTION 19.25   ATTORNEYS’ FEES. In the event either party commences an action or proceeding against the other to enforce the terms of this Lease, the prevailing party shall be entitled to collect from the unsuccessful party all costs incurred by the prevailing party therein, including, without limitation, the prevailing party’s reasonable attorneys’ fees.

XX.

SECTION 20.1   LANDLORD’S SCOPE OF WORK. Landlord hereby specifically acknowledges and declares that the Landlord’s Scope of Work is sufficient to have enabled the Landlord and Contractor to determine the cost of the work and the time to complete the work therein in order to enter into the agreement and that all of the construction documents shall be sufficient to enable the Landlord and Contractor to construct Landlord’s Work in accordance with all matters of record, including, without limitation, any recorded easement agreements (“Matters of Record”), and all applicable laws, statutes, building codes and regulations in effect as of the date of this Lease (“Applicable Laws”) and otherwise to fulfill all of Landlord’s obligations hereunder. Landlord further acknowledges that it has visited the site, examined all conditions affecting the Landlord’s Work and is fully familiar with all of the conditions thereon and affecting the same. It shall be the obligation of the Landlord to review all of the construction documents to determine whether they are in accordance with all Matters of Record and Applicable Laws.

SECTION 20.2   LABOR AND MATERIALS. Landlord may make substitutions only with the written consent of Tenant. All substitutions must be of equal or greater quality, unless Tenant specifically approves otherwise in writing. Tenant may withhold consent in its sole and absolute discretion. Landlord shall submit requests for substitution as soon as practicable after the need for the substitution is determined to allow for adequate consideration of such request and to minimize delay in the progress of the Work.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Lease as of the day and year first above written.

LANDLORD:

TKC XCIX, LLC, a North Carolina limited liability company

By:
Kenneth R. Beuley, Authorized Member

TENANT:

BIG DOG HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

Attachments:

Exhibit A - Legal Description of the Property
Exhibit B - Landlord’s Scope of Work
Exhibit C - Memorandum of Lease
Exhibit D - Permitted Encumbrances
Exhibit E - Site Plan
Exhibit F - Form of SNDA

Exhibit A

Legal Description

Tract One

BEING that certain 4.9 acres, more or less, tract or parcel of land lying south of Lincoln County Parkway Extension, in Lincoln County, North Carolina, said tract or parcel being shown on the “Exhibit Map For: The Keith Corporation Showing Project Bulldog Site” attached hereto as Exhibit A, said tract or parcel being denominated as Tract One thereon.

Tract Two

BEING that certain 0.1 acres, more or less, tract or parcel of land lying south of Lincoln County Parkway Extension, in Lincoln County, North Carolina, said tract or parcel being shown on the “Exhibit Map For: The Keith Corporation Showing Project Bulldog Site” attached hereto as Exhibit A, said tract or parcel being denominated as Tract Two thereon.

Tract Three

BEING that certain 28.7 acres, more or less, tract or parcel of land lying south of Lincoln County Parkway Extension, in Lincoln County, North Carolina, said tract or parcel being shown on the “Exhibit Map For: The Keith Corporation Showing Project Bulldog Site” attached hereto as Exhibit A, said tract or parcel being denominated as Tract Three thereon.

Exhibit B

Scope of Landlord’s Work

Exhibit C

MEMORANDUM OF LEASE AND OPTION TO PURCHASE

THIS MEMORANDUM OF LEASE AND OPTION TO PURCHASE is made as of the _____ day of ______, 2006, by and between TKC XCIX, LLC, a North Carolina limited liability company, having an office and place of business at 5935 Carnegie Boulevard, Suite 200, Charlotte, North Carolina 28209 (the “Landlord”), and BIG DOG HOLDINGS, INC., a Delaware corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain real property located in Lincoln County, North Carolina, more fully described on Exhibit A attached hereto and made a part hereof (the “Demised Premises”); and

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement (the “Lease”) dated as of ________________ ____, 2006 for the lease of the Demised Premises on terms more fully set forth therein; and

WHEREAS, the parties hereto desire to execute and record a Memorandum of the Lease.
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.   Tenant. The name of Tenant is [_________________].

2.   Landlord. The name of Landlord is _______________________.

3.   Addresses. Tenant’s address is _____________________________________, Attention: _______________________________.

4.   Date of Lease. The Lease is dated as of ________, 2006.

5.   Demised Premises. The property that is the subject of the Lease is more fully described on Exhibit A attached hereto and made a part hereof.

6.   Term. The term of the Lease shall be for a maximum of thirty (30) years (including renewal options), subject to prior termination provisions which are set forth in the Lease, commencing on _____________________________________, as may be extended by Force Majeure or certain delays in construction caused by Tenant.

7.   Purchase Option. In accordance with Section 19.24 of the Lease, Tenant has a right to purchase the Demised Premises, such option to be exercised on or before the 54th month of the initial 10 year lease term with the closing of such sale and purchase to close on or before the 60th month of the initial 10 year lease term.

7.   Incorporation by Reference. All provisions of the Lease are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties have caused this Memorandum to be executed as of the _______ day of __________, 2006.

LANDLORD:

TKC XCIX, LLC,
a North Carolina limited liability company

By:
Kenneth R. Beuley, Authorized Member

TENANT:

BIG DOG HOLDINGS, INC.,
a Delaware corporation

By:
President

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, ____________________________, a Notary Public for said County and State, do hereby certify that Kenneth R. Beuley, Member of TKC XCIX, LLC, a North Carolina limited liability company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said limited liability company.
Witness my hand and official stamp or seal, this ____ day of _________________, 2006.
_______________________________
Notary Public

My Commission Expires:

____________________

[NOTARIAL SEAL]

STATE OF _____________________

COUNTY OF ___________________

I, ____________________________, a Notary Public for said County and State, do hereby certify that ___________________________________, ________________________ of ______________________, a __________________ corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said corporation.
Witness my hand and official stamp or seal, this ____ day of _________________, 2006.
_______________________________
Notary Public

My Commission Expires:

____________________

[NOTARIAL SEAL]

EXHIBIT A TO MEMORANDUM OF LEASE

Exhibit D

Permitted Encumbrances

1.	Ad valorem tax for the year 2006 and subsequent years.

2.	Lincoln County Industrial Park Declaration of Covenants, Conditions and Restrictions recorded in Book 1211, Page 356, Lincoln County Registry.

3.	Sixty-eight (68) foot Duke Power Company right of way as shown on plat recorded in Plat Book G, Page 415, Lincoln County Registry. (Tracts One and Three only)

4.	Right(s) of way to Rutherford Electric Membership Corporation recorded in Book 663, Page 750, Lincoln County Registry (Tracts One and Two only).

5.	Right(s) of way to Rutherford Electric Membership Corporation recorded in Book 307, Page 187 and Book 307, Page 211, Lincoln County Registry. (Tract Three only)

6.	Riparian rights of others in and to the waters of the creek forming the southern boundary line of Tract Three, and to the uninterrupted flow of the waters thereof.

7.	All matters and facts that would be disclosed by a current and accurate survey and inspection of the premises.

Exhibit E

Site Plan

Exhibit F

Form of SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereafter referred to as "Agreement") made ___________________, 2006, by and between _____________________________________, a ______________________________________, whose address is _______________________________________________________ ("Bank"), and BIG DOG HOLDINGS, INC., a Delaware corporation, whose address is 15614 Shoemaker Avenue, Santa Fe Springs, California 90670, Attention: John Wood, Senior Vice President (“Tenant").

As security for a loan made by Bank, TKC XCIX, LLC ("Landlord") has given to Bank a Deed of Trust dated ____________________, 2006, which has been or is about to be recorded in the public records of the County of Lincoln, State of North Carolina, (the "Security Instrument"), and constitutes a first lien against the real property described on Exhibit "A" attached hereto (the "Property").

Tenant has entered into a lease dated ___________________________ (the "Lease") covering all or a portion of the Property (the "Leased Premises"). As a condition of making the loan, Bank has required that the Lease be subordinated to the Security Instrument and that Tenant agree to attorn to the purchaser of the Property in the event of foreclosure of the Security Instrument, or to Bank prior to foreclosure in the event Bank elects to collect the rents and other sums due and becoming due under the Lease, and Tenant is willing to so attorn if Bank will recognize Tenant's rights under the Lease as hereinafter provided.

Relying on the covenants, agreements, representations and warranties contained in this Agreement, Bank and Tenant agree as follows:

Subordination of Lease. The Lease is and shall be subject and subordinate to the provisions and lien of the Security Instrument and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon, as if the Lease had been executed and delivered after the execution, delivery and recording of the Security Instrument.

Attornment. Tenant agrees that, subject to the provisions herein, Tenant will attorn to and recognize: (i) Bank, whether as mortgagee in possession or otherwise; or (ii) any purchaser at a foreclosure sale under the Security Instrument, or any transferee who acquires possession of or title to the Property, or any successors and assigns of such purchasers and/or transferees (each, a "Successor"), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth therein. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Bank or any Successor, execute a written agreement attorning to Bank or such Successor.

Non-Disturbance. So long as Tenant complies with Tenant's obligations under this Agreement and is not in default under the Lease, beyond any applicable grace or cure period, Bank and any other successor, as defined herein, will not disturb Tenant's use, possession and enjoyment of the Leased Premises nor will Tenant's rights under the Lease be impaired (except as provided in paragraph entitled Tenant's Agreement, below) in any foreclosure action, sale under a power of sale, transfer in lieu of the foregoing, or the exercise of any other remedy pursuant to the Security Instrument.

Assignment of Leases. Tenant consents to the Security Instrument and that certain Absolute Assignment of Lessor's Interest in Leases and Rents from Landlord to Bank dated of even date with the Security Instrument (the "Assignment"). Tenant agrees that if Bank, pursuant to the Security Instrument and/or Assignment, and whether or not it becomes a mortgagee in possession, shall give notice to Tenant that Bank has elected to require Tenant to pay to Bank the rent and other charges payable by Tenant under the Lease, Tenant shall, until Bank shall have canceled such election, thereafter pay to Bank all rent and other sums payable under the Lease. Any such payment shall be made notwithstanding any right of setoff, defense or counterclaim which Tenant may have (as of the date of such Bank notice) against Landlord, or any right to terminate the Lease.

Limitation of Liability. In the event that Bank succeeds to the interest of Landlord under the Lease, or title to the Property, then Bank and any Successor shall assume and be bound by the obligations of the landlord under the Lease which accrue from and after such party's succession to any prior landlord's interest in the Leased Premises, but Bank and such Successor shall not be: (i) liable for any act or omission of any prior landlord; (ii) liable for the retention, application or return of any security deposit to the extent not paid over to Bank; (iii) subject to any offsets or defenses which Tenant might have against any prior landlord, except with respect to a continuing Landlord default of which Bank or successor has received notice of in accordance with the terms hereof and has failed to cure; (iv) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord; or (v) bound by any amendment or modification of the Lease made without Bank's or such Successor's prior written consent. Nothing in this section shall be deemed to waive any of Tenant's rights and remedies against any prior landlord. Notwithstanding anything to the contrary herein, Bank and Successor shall be liable to Tenant for any outstanding amount due to Tenant under the Lease pursuant to Sections 3.1(c) Liquidated Damages and 9.1(c) (Maintenance and Repairs).

Tenant agrees that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, Bank or any Successor, shall be liable only for the performance of the obligations of the landlord which arise during the period of its or their ownership of the Leased Premises and shall not be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership, except as provided herein. Tenant further agrees that any such liability shall be limited to the interest of Bank or such Successor in the Property.

Right to Cure Defaults. Tenant agrees to give notice to Bank of any default by Landlord under the Lease, specifying the nature of such default, and thereupon Bank shall have the right (but not the obligation) to cure such default, and Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default until it has afforded Bank thirty (30) days after Bank's receipt of such notice to cure such default and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within said thirty (30) day period and Bank has commenced and is diligently pursuing such cure, but no later than ninety (90) days after receipt of such notice, or (ii) during and after any litigation action including foreclosure, bankruptcy, possessory action or a combination thereof.

Tenant's Agreements. Tenant hereby covenants and agrees that: (i) Tenant shall not pay any rent under the Lease more than one month in advance; (ii) Tenant shall not amend, modify, cancel or terminate the Lease without Bank’s prior written consent, and any attempted amendment, modification, cancellation or termination of the Lease without such consent shall be of no force or effect as to Bank; (iii) Tenant shall not subordinate the Lease to any lien or encumbrance (other than the Security Instrument) without Bank's prior written consent; (iv) Tenant shall not assign the Lease or sublet all or any portion of the Leased Premises (except as permitted by the terms of the Lease) without Bank's prior written consent, not to be unreasonably withheld; (v) Tenant shall promptly deliver to Bank, from time to time, a written statement in form and substance satisfactory to Bank certifying to certain matters relating to the Lease; and (vi) this Agreement satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement.

Miscellaneous. (i) The provisions hereof shall be binding upon and inure to the benefit of Tenant and Bank and their respective successors and assigns; (ii) Any demands or requests shall be sufficiently given Tenant if in writing and mailed or delivered to the address of Tenant shown above, or such other address as Tenant may specify in writing from time to time and to Bank if in writing and mailed or delivered to _________________________________________________ _____________________________________________________________________________, or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code; (iii) The Agreement may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (iv) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not part of this Agreement; (v) This Agreement shall be governed by and construed under the laws of the jurisdiction where the Security Instrument is recorded.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument as of the day and year first above written.

Tenant

BIG DOG HOLDINGS, INC.

By:
Name:
Title:

Bank

By:
Name:
Title:

State of ___________________
County of _________________

Corporate Acknowledgment

I, ___________________, Notary Public, certify that ________________________ (Name) personally came before me this day and acknowledged that he/she is ____________________ (Title) of BIG DOG HOLDINGS, INC., a Delaware corporation, and that he/she, as ____________________ (Title) being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the _____ day of __________, 2006.

My commission expires:                 ____________________________________
___________________            Notary Public

[Notarial Seal]

State of ____________________
County of __________________

Bank Acknowledgment

I, ________________________, Notary Public, certify that ______________ personally came before me this day and acknowledged that he/she is ____________________ President of _____________________________________, a ______________________________________, and that he/she, as ____________________ President being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the _____ day of __________, 2006.

My commission expires:
        _____________________________
__________
___________________       Notary Public

[Notarial Seal]

Clerk's Certificate

The forgoing certificate(s) of ____________________________________ is certified to be correct. This instrument and this certificate are duly registered at the date and time and in the book and page shown on the first page hereof.

___________________________ REGISTER OF DEEDS FOR ___________________
COUNTY

By _______________________________________
Deputy/Assistant-Register of Deeds

EXHIBIT A
to SNDA

LEGAL DESCRIPTION